UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2011 (March 21, 2011)

Lightstone Value Plus Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-151532	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                           Completion of Acquisition or Disposition of Assets

On March 21, 2011, Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) filed a Current Report on Form 8-K to disclose the Company’s acquisition, through its 20% joint venture ownership interest in LVP CP Boston Holdings, LLC (the “CP Boston Joint Venture”), of a 366-room, eight-story, full-service hotel (the “Hotel”) and a 65,000 square foot water park (the “Water Park”), collectively, the “CP Boston Property”, located at 50 Ferncroft Road, Danvers, Massachusetts (part of the Boston “Metropolitan Statistical Area”) from WPH Boston, LLC (the “Seller”), as described in the Current Report.  The Current Report on Form 8-K filed on March 21, 2011 was filed without the requisite financial information regarding CP Boston Property. Accordingly, we are filing this Amendment to the Current Report to include such information.

Item 9.01.                           Financial Statements and Exhibits

(a)
Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

WPH Boston, LLC

Independent Auditors' Report

Balance Sheets as of December 31, 2010 and 2009

Statements of Operations for the years ended December 31, 2010 and 2009

Statements of Changes  in Members’ Deficit for the years ended December 31, 2010 and 2009

Statements of Cash Flows for the years ended December 31, 2010 and 2009

Notes to Financial Statements

(b)
Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Lightstone Value Plus Real Estate Investment Trust II, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2011

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2010

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2011	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Principal Accounting Officer

WPH BOSTON, LLC

FINANCIAL STATEMENTS

Years Ended December 31, 2010 and 2009

INDEPENDENT AUDITORS’ REPORT

To the Directors of
Lightstone Value Plus Real Estate Investment Trust, Inc. and
Lightstone Value Plus Real Estate Investment Trust II, Inc.

We have audited the accompanying balance sheets of WPH Boston, LLC (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, changes in members’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Mayer Hoffman McCann P.C.

Denver, Colorado
June 3, 2011

WPH BOSTON, LLC

BALANCE SHEETS

December 31, 2010 and 2009

	2010	2009

A S S E T S

CURRENT ASSETS
Cash and cash equivalents	$947,090	$40,000
Accounts receivable, net	61,426	325,232
Inventory	49,932	70,111
Prepaid expenses	124,356	157,440
Due from related entities	108,000	222,778
TOTAL CURRENT ASSETS	1,290,804	815,561

PROPERTY AND EQUIPMENT, AT COST
Land	3,392,738	5,263,719
Hotel	27,956,376	47,161,138
Furniture, fixtures and equipment	2,175,253	3,386,212
	33,524,367	55,811,069
Less accumulated depreciation	(8,524,367)	(6,301,496)
NET PROPERTY AND EQUIPMENT	25,000,000	49,509,573

OTHER ASSETS
Franchise fees, net	51,667	82,417
Loan fees, net	7,301	24,809
Deposits	27,000	-
TOTAL OTHER ASSETS	85,968	107,226

TOTAL ASSETS	$26,376,772	$50,432,360

See Notes to the Financial Statements

WPH BOSTON, LLC

BALANCE SHEETS (CONTINUED)

December 31, 2010 and 2009

	2010	2009

L I A B I L I T I E S

CURRENT LIABILITIES
Bank overdraft	$-	$83,850
Accounts payable	853,751	1,632,927
Accrued management fees - related entity	75,440	8,548
Other accrued expenses	373,969	352,468
Accrued franchise fees	5,360	48,574
Advance deposits	254,164	218,027
Accrued interest	2,322,984	1,080,242
Current portion of long-term debt	52,805,155	53,204,193
Due to related entities	198,008	445,270
Gift certificates	351,472	345,854
Other liabilities	289,033	128,551
TOTAL CURRENT LIABILITIES	57,529,336	57,548,504

M E M B E R S' D E F I C I T

MEMBERS' DEFICIT	(31,152,564)	(7,116,144)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$26,376,772	$50,432,360

See Notes to the Financial Statements

WPH BOSTON, LLC

STATEMENTS OF OPERATIONS

Years Ended December 31, 2010 and 2009

	2010	2009
DEPARTMENT REVENUES
Rooms	$6,269,218	$6,139,796
Food and beverage	5,197,078	4,676,689
Waterpark	3,469,828	3,457,242
Other departments	684,717	618,611
TOTAL DEPARTMENT REVENUES	15,620,841	14,892,338

COST OF DEPARTMENT REVENUES
Rooms	2,371,468	2,571,142
Food and beverage	3,942,125	3,801,911
Waterpark	1,491,129	1,711,554
Other departments	501,681	515,691
TOTAL COST OF DEPARTMENT REVENUES	8,306,403	8,600,298

GROSS OPERATING INCOME	7,314,438	6,292,040

OPERATING EXPENSES
Depreciation and amortization	2,253,621	2,339,455
Utilities	1,843,138	1,869,962
General and administrative	1,452,634	1,414,573
Marketing and promotion	1,000,375	1,211,125
Property operations and maintenance	954,427	1,274,779
Management fees	514,720	442,824
Property taxes	490,387	506,487
Franchise fees	235,829	433,931
Insurance	166,004	196,018
TOTAL OPERATING EXPENSES	8,911,135	9,689,154

OPERATING LOSS	(1,596,697)	(3,397,114)

OTHER EXPENSE
Loss on disposal of property and equipment	-	(25,081)
Loss on impairment of property and equipment	(22,581,982)	-
Interest expense	(1,260,250)	(1,501,948)
TOTAL OTHER EXPENSE	(23,842,232)	(1,527,029)

NET LOSS	$(25,438,929)	$(4,924,143)

See Notes to the Financial Statements

WPH BOSTON, LLC

STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

Years Ended December 31, 2010 and 2009

Balance, December 31, 2008	$(2,482,516)

Contributions	800,000

Distributions	(509,485)

Net loss	(4,924,143)

Balance, December 31, 2009	(7,116,144)

Contributions	1,402,509

Net loss	(25,438,929)

Balance, December 31, 2010	$(31,152,564)

See Notes to the Financial Statements

WPH BOSTON, LLC

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2010 and 2009

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,438,929)	$(4,924,143)
Adjustments to reconcile net loss to net cash
flows from operating activities
Depreciation and amortization	2,253,621	2,339,455
Amortization of loan fees as interest expense	17,508	77,199
Provision for bad debts	772	(31,319)
Loss on disposal of property and equipment	-	25,081
Loss on impairment of property and equipment	22,581,982	-
Decrease (increase) in operating assets
Accounts receivable	263,034	(58,655)
Inventory	20,179	10,121
Prepaid expenses	33,084	(31,025)
Increase (decrease) in operating liabilities
Accounts payable	(779,176)	(427,549)
Accrued management fees - related entity	66,892	340,416
Other accrued expenses	21,501	14,955
Accrued franchise fees	(43,214)	(36,000)
Advance deposits	36,137	(232,865)
Accrued interest	1,242,742	883,293
Gift certificates	5,618	205,060
Other liabilities	160,482	48,397
NET CASH FLOWS FROM OPERATING ACTIVITIES	442,233	(1,797,579)

CASH FLOWS FROM INVESTING ACTIVITIES
Due from related entities	(135,000)	457,240
Franchise fee	-	(65,000)
Acquisition of property and equipment	(72,502)	(406,849)
NET CASH FLOWS FROM INVESTING ACTIVITIES	(207,502)	(14,609)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank overdraft	(83,850)	83,850
Due to related entities	(247,262)	108,966
Loan fees	-	(35,022)
Proceeds from long-term debt	281,887	8,405,789
Principal payments on long-term debt	-	(7,975,537)
Contributions	721,584	800,000
Distributions	-	(509,485)
NET CASH FLOWS FROM FINANCING ACTIVITIES	672,359	878,561

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	907,090	(933,627)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	40,000	973,627

CASH AND CASH EQUIVALENTS, END OF YEAR	$947,090	$40,000

See Notes to the Financial Statements

WPH BOSTON, LLC

NOTES TO FINANCIAL STATEMENTS

(1)	Organization and business

The Company was organized in the State of Wisconsin on June 8, 2005 to purchase, own, and operate a hotel and related facilities known as the Crowne Plaza Ferncroft Resort (the “Hotel”) located in Danvers, Massachusetts. In addition, the Company designed, developed, constructed, operates, and owns a waterpark adjacent to the Hotel.  The Hotel caters to both group and individual guests, and maintains approximately 30,000 square feet of meeting space along with a full-service restaurant. The Hotel is managed by Sage Client 289, LLC (the “Manager”). The waterpark opened in May 2007.

(2)	Summary of significant accounting policies

Basis of accounting
The Company's records are maintained on the accrual basis of accounting, and its fiscal year coincides with the calendar year.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant areas requiring management’s estimates and assumptions are determining the loss on impairment of property and equipment and determining the useful lives of property and equipment. Actual results could differ from those estimates.

Fair value measurements
The Company reports all financial assets and liabilities at fair value by utilizing the following three-level valuation hierarchy for disclosure of fair value measurements.  The valuation hierarchy categorizes assets and liabilities measured at fair value into one of three different levels depending on the observability of the inputs employed in the measurement.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The three levels are defined as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 – inputs to the valuation methodology are unobservable and are significant to the fair value measurement.

WPH BOSTON, LLC

NOTES TO FINANCIAL STATEMENTS

(2)	Summary of significant accounting policies (continued)

Cash and cash equivalents
The Company considers cash on hand, bank checking accounts and temporary investments with an original maturity of three months or less to be cash equivalents.   At times, the Company’s bank account balances may exceed federally insured limits.  Management monitors the soundness of the financial institutions with which it invests and believes the Company’s risk is negligible.  The Company has not experienced any losses in such accounts.

Restricted cash
The Company is required to keep 3% of revenues in an FF&E Reserve Fund in anticipation of future capital expenditures. Management has elected, and the Manager has approved, to defer the reservation of these funds.

Accounts receivable
Accounts receivable primarily consists of receivables from guests. Receivables are stated at estimated net realizable values and are reduced by an allowance for losses. The Company does not accrue finance and interest charges.  Accounts receivable are assessed for collectability on a periodic basis, and all receivables deemed uncollectible are written off.  Historically, credit losses have not been significant. The Company accounts for credit card revenues as receivables until paid in cash. The allowance for losses was $11,273 and $10,501 at December 31, 2010 and 2009, respectively.

Inventory
Inventories primarily consisting of food and beverage items, as well as consumable supplies, are stated at the lower of cost or market.  Cost has been determined on the first-in, first-out basis.  Market is based upon realizable value less an allowance for selling expenses and normal gross profit.

Property and equipment
Property and equipment are recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets as follows:

Assets	Useful Lives

Hotel	39 years
Furniture, fixtures and equipment	5-15 years

Maintenance and repairs are expensed as incurred; betterments are capitalized. Total depreciation expense charged to operations was $2,222,871 and $2,280,622 for the years ended December 31, 2010 and 2009, respectively.

WPH BOSTON, LLC

NOTES TO FINANCIAL STATEMENTS

(2)	Summary of significant accounting policies (continued)

Long-lived assets
The Company assesses the carrying value of long-lived assets for impairment when facts and circumstances indicate that such amounts may not be recoverable from future operations. If events or circumstances indicate that the carrying amount of a long-lived asset may be impaired, the Company will make an assessment of its recoverability by estimating the undiscounted future cash flows of the asset or utilizing the market approach. If the carrying amount exceeds the aggregate undiscounted future cash flows, the Company would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the asset, including the sales price, less costs to dispose of the asset.

During the year ended December 31, 2010, the Company conducted an impairment evaluation which resulted in a loss on impairment of property and equipment of $22,581,982. The impairment charge represents the difference between the carrying value of the assets and the estimated fair value based on estimated future discounted cash flows. The estimated fair value was based on significant unobservable inputs (Level 3), more specifically, the Company’s evaluation of discounted cash flows adjusted for risk and uncertainty.

Franchise fees
The Company paid a franchise fee to Starwood Hotels and Resorts Worldwide, Inc. ("Starwood") in order to use the Sheraton brand name.  The fee was in the amount of $60,000.  The Company was amortizing the fee over the 20 year period of the franchise agreement.  The Company amortized the franchise fee using the straight-line method.  The agreement was terminated in 2009 subject to the termination clause as defined in the agreement.

In November 2009, the Company paid a franchise fee to Intercontinental Hotels Group (“IHG”) in order to use the Crowne Plaza brand name. The fee was in the amount of $50,000. The Company amortizes the fee over the 20 year period of the franchise agreement. The Company amortizes the franchise agreement using the straight-line method.

The Company paid a franchise fee to the Starbucks Corporation, ("Starbucks") in order to operate a Starbucks store at the Hotel.  The fee was in the amount of $15,000.  The Starbucks store commenced operations in February 2008 and the Company began amortizing the franchise fee at that time.  The Company incurred an additional $15,000 in franchise fees during the year ended December 31, 2009 as a result of converting to a different hotel franchise.  The Company amortized the franchise fee using the straight-line method.  The agreement was terminated in 2010 subject to the terms of the franchise agreement.

The Company paid a franchise fee to A&W Restaurants, Inc ("A&W") in order to use the A&W brand name.  The fee was in the amount of $5,000.  The Company amortizes the fee over the 5 year period of the franchise agreement.  The Company amortizes the franchise fee using the straight-line method.

WPH BOSTON, LLC

NOTES TO FINANCIAL STATEMENTS

(2)	Summary of significant accounting policies (continued)

Franchise fees (continued)
The Company paid a franchise fee to Pizza Hut, Inc ("Pizza Hut") in order to use the Pizza Hut brand name.  The fee was in the amount of $15,000.  The Company amortizes the fee over the 5 year period of the franchise agreement.  The Company amortizes the franchise agreement using the straight-line method.

Loan fees
Loan fees are amortized using the straight-line method over the term of the related loan for which the fees were incurred, which approximates the effective interest method.

Revenue recognition and advance deposits
The Company recognizes revenue as services are provided. Advance deposits for facility and room rentals are deferred and recognized as revenue when services are provided.

Income taxes
Income taxes are not provided for in the accompanying financial statements because the profits or losses of the Company are included in the tax returns of the members.  Certain differences exist between the results of operations for financial and tax reporting purposes.  The Company consults with third party consultants to review its current tax filings and evaluate for uncertain tax positions. The Company is no longer subject to income tax examination by tax authorities for years prior to 2007.

Sales taxes
The Company reports sales tax on a net basis.  Accordingly, sales tax is excluded from revenue.

Advertising costs
Advertising costs are charged to operations when incurred. Advertising expense was approximately $230,000 and $300,000 for the years ended December 31, 2010 and 2009, respectively.

(3)	Intangible assets

The intangible assets are summarized in the following table:

	2010	2009
Franchise fees
Gross carrying amount	$70,000	$100,000
Less accumulated amortization	(18,333)	(17,583)

Net carrying amount	51,667	82,417

WPH BOSTON, LLC

NOTES TO FINANCIAL STATEMENTS

(3)	Intangible assets (continued)

Loan fees
Gross carrying amount	35,022	35,022
Less accumulated amortization	(27,721)	(10,213)

Net carrying amount	7,301	24,809

Total intangible assets	$58,968	$107,226

Total amortization of franchise fees was $30,750 and $58,833 for the years ended December 31, 2010 and 2009, respectively.  Total amortization of loan fees as interest expense was $17,508 and $77,199 for the years ended December 31, 2010 and 2009, respectively.

The estimated future amortization expense for the Company's intangible assets for the next five years is as follows:

Years Ending December 31,

2011	$6,500
2012	3,500
2013	2,500
2014	2,500
2015	2,500

(4)	Long-term debt

In August 2006, the Company executed a mortgage note agreement with M&I Marshall & Ilsley Bank (the “Bank”) in order to fund the purchase of the Hotel. In July 2007, the Company executed an amended and restated mortgage note agreement (the “Loan”) with the Bank in order to fund the construction of the waterpark. The Loan is collateralized by the hotel, land, related facilities, and substantially all other assets of the Company. The Loan is also guaranteed by an owner of the Company, Hexagon Investments, LLC (“Hexagon”), up to 15% of the amount under the Loan, as further security for payment of the Company’s obligations.  During 2009, Hexagon paid 15% of the loan balance to the Bank in accordance with the agreement to cover the guarantee. The Loan accrues interest at a fluctuating rate equal to the London Interbank Offered Rate (“LIBOR”) plus 250 basis points (2.8% and 2.7% at December 31, 2010 and 2009, respectively).  The Company was required to make monthly interest-only payments on the outstanding principal balance through June 2009. Commencing in July 2009, the Company must make monthly payments of principal and interest based upon amortization over a twenty-five year period through maturity. The entire outstanding balance, if not paid sooner, together with all accrued interest, is due and payable in May 2011.  The Loan is cross-collateralized by loans taken out by WPH Arlington, LLC, WPH Boston, LLC, WPH Kansas City, LLC, WPH Cherry Valley, LLC, WPH Rockford, LLC, WPH Omaha, LLC, WPH Cincinnati, LLC, WPH Fitchburg, LLC, Waterbury Partners LP, and WPH Mount Laurel, LLC (collectively referred to as the “Waterpark Entities” or “Borrowers”).

WPH BOSTON, LLC

NOTES TO FINANCIAL STATEMENTS

(4)	Long-term debt (continued)

The Company is currently in default on the Loan as a result of not maintaining compliance with certain financial covenants as well as failing to meet the payment requirements as defined in the agreement.  At December 31, 2010 and 2009, the Company’s Loan balance was $43,894,701.

On May 31, 2009, the Waterpark Entities entered into an amendment to the Loan which released the Company from the cross-collateralization and the defaults of the other entities listed in the Loan documents.

On February 12, 2009, the Waterpark Entities, entered into a line of credit agreement (“Line”) for $4,000,000 with the Bank.  The Line was collateralized by the hotels, land and related facilities of the Borrowers. The Line was also guaranteed by Hexagon, up to 15% of the amount under the Line as further security for payment of the Borrower’s obligations. The Line accrued interest at a fluctuating rate equal to LIBOR plus 250 basis points (2.8% and 2.7% at December 31, 2010 and 2009, respectively). The Borrowers utilized $3,737,048 in February 2009 for various operating expenses. The Line matured on February 28, 2009.

On May 31, 2009, the Borrowers, with the exception of the Company signed an amendment to the Line executed in February 2009.  At the time of closing, Hexagon, the guarantor, was required to make a capital infusion of $281,559, applied as follows: $175,214 for WPH Omaha, LLC and $106,345 for WPH Cincinnati, LLC, to reduce the balance to $3,455,489.  A balance of $3,082,085 was rolled into the new revolving credit agreement by the Borrowers, leaving $373,404 still outstanding and due by the Company, which was rolled into the $1,000,000 promissory note mentioned below.

On November 1, 2009, the Company entered into a promissory note with the Bank with a maximum balance of $1,000,000.  The note is collateralized by the hotels, land and related facilities of the Borrowers, accrues interest at a fluctuating rate equal to LIBOR plus 250 basis points (2.8% and 2.7% at December 31, 2010 and 2009, respectively), never less than 4.5%, and matures May 31, 2011.  At December 31, 2010 and 2009 the balance of the promissory note was $1,000,000 and $882,443, respectively.

At December 31, 2009, the Waterpark Entities executed a promissory note with the owner of the Manager, Sage Hospitality Resources, LLC (“Sage”) for $2,928,505 for unpaid management fees. The note accrued interest at 1% per annum, was unsecured and due in full on December 31, 2010.  At December 31, 2009, the balance of the promissory note due by the Company was $680,925. During 2010, Hexagon exchanged $680,925 in contributions for satisfaction of this promissory note and as such there is no remaining balance due by the Company as of December 31, 2010.

At December 31, 2010 and 2009, the Company had a loan from Hexagon of $7,746,124 originating from the satisfaction of the member’s guarantee through payment on the Bank Loan, which accrues no interest, is unsecured and is due on demand.

At December 31, 2010, the Company had a loan from Hexagon of $164,330, which accrues no interest, is unsecured and is due on demand.

WPH BOSTON, LLC

NOTES TO FINANCIAL STATEMENTS

(5)	Commitments and contingencies

Franchise agreement
The Company entered into a franchise agreement with Starwood in order to operate the Hotel and waterpark under the Sheraton brand name. Fees payable under the franchise agreement equaled 5.2% of total room revenue, as defined, through the termination of the agreement in September 2009.

The Company entered into a conversion license agreement with IHG in September 2009 which became effective in November 2009 to operate the Hotel under the Crowne Plaza brand name. The term of the agreement is twenty years. Fees payable under the franchise agreement equal 2.5%, 3.0% and 4.0% of total gross room revenue for the first two years, the third year and the fourth year through the twentieth year of operations, respectively.  In addition, a technology fee is payable equal to $11.91 per guest room per month, along with a service contribution which equals 1% of total gross room revenue.

Total franchise fees related to Starwood and IHG charged to operations was $376,920 and $667,182 for the years ended December 31, 2010 and 2009, respectively.

In February 2008, the Company entered into a franchise fee agreement with Starbucks in order to use the Starbucks brand name.  Fees payable under the franchise agreement equaled 6.0% of gross revenue, as defined, through the termination of the agreement.  During the year ended December 31, 2010, the Company terminated the agreement with Starbucks and paid a termination fee of $100,000. Total franchise fees charged to operations under the agreement were $6,875 and $13,462 for the years ended December 31, 2010 and 2009, respectively.

In March 2007, the Company entered into a franchise agreement with A&W, so that an A&W location could be operated within the waterpark.  Fees payable under the franchise agreement are 10% of gross revenues at licensed locations through February 2012.  The total franchise fees charged to operations were $42,720 and $42,434 for the years ended December 31, 2010 and 2009, respectively.

In March 2007, the Company entered into a franchise agreement with Pizza Hut, so that a Pizza Hut location could be operated within the waterpark.  Fees payable under the franchise agreement are 10% of gross revenues at licensed locations through February 2012.  The total franchise fees charged to operations were $27,275 and $22,828 for the years ended December 31, 2010 and 2009, respectively.

Loan guaranty
The Company is required to pay a loan guaranty fee to Hexagon for the guaranty of the Loan. The guaranty fee is in exchange for Hexagon’s guaranty of 15% of the Loan. The annual fee is calculated at 8% of the 15% portion of the Loan guaranteed by Hexagon. For the years ended December 31, 2010 and 2009, Hexagon has waived the requirement for the loan guaranty fee.

WPH BOSTON, LLC

NOTES TO FINANCIAL STATEMENTS

(5)	Commitments and contingencies (continued)

Indemnification
Under the organizational documents, the Company’s directors, officers, employees, and agents of the Company are indemnified against certain liability arising out of the performance of their duties to the Company. The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company expects the risk of loss to be remote.

Employee benefit plan
The Company has a 401(k) retirement and savings plan covering all full time employees who have six months of service and are age twenty years old or older.  Employee and employer contributions are discretionary.  The matching contribution expense of the Company was $11,475 and $13,968 for the years ended December 31, 2010 and 2009, respectively.

Operating leases
The Company has operating leases for various equipment.  Future minimum payments required under these operating leases that have initial or remaining non-cancellable lease terms in excess of one year are as follows:

Years Ending December 31,

2011	$210,000
2012	93,000
2013	13,000
2014	13,000
2015	11,000

For the years ended December 31, 2010 and 2009 the total rent expense incurred was $213,153 and $218,399, respectively.

Litigation
The Company is involved in on-going litigation and regulatory investigations arising in the ordinary course of business. While the ultimate outcome of these matters is not presently determinable, it is the opinion of management that resolution of outstanding claims will not have a material adverse effect on the financial position or results of operations of the Company. Due to the uncertainties in the outcomes of these matters, as well as the undeterminable amounts, the Company has not accrued any liability related to these claims.

(6)	Related party transactions

Due from (to) related entities
Throughout the normal course of business, Sage and another owner of the Company, Wave Development, LLC (“Wave”) charge the Company for various items and services outside the scope of the management and consulting agreements.  During the year ended December 31, 2009, Wave also drew on the Company’s promissory note with the

WPH BOSTON, LLC

NOTES TO FINANCIAL STATEMENTS

(6)	Related party transactions

Due from (to) related entities (continued)
Bank to hold funds for the future purchase of property and equipment.  Amounts are separate from accounts receivable and accounts payable balances, are non-interest bearing and due on demand.

Amounts due from (to) related entities consist of the following at December 31, 2010 and 2009:

	2010	2009

Wave	$-	$222,778
Waterpark Entities	108,000	-
Total due from related entities	$108,000	$222,778

	2010	2009

Sage	$(64,978)	$(373,955)
Wave	(129,833)	(68,084)
Waterpark Entities	(3,197)	(3,231)
Total due to related entities	$(198,008)	$(445,270)

Management fees
The Company has an agreement with a related party, the Manager, to manage and operate the Hotel. This agreement is effective until August 2011, the fifth anniversary of the commencement date of the management agreement, unless terminated sooner by the Manager or the Company.  This agreement is subject to three successive five-year terms of renewal in accordance with certain terms of this agreement.  On August 1, 2009, this agreement was amended and resulted in a decrease in the management fees payable to Manager.  Through July 31, 2009, the Company accrued management fees in the amount of 3% of gross revenues to the Manager for management of the operations of the Hotel.  As of August 1, 2009 and through April 30, 2010, the management fees payable to the Manager were reduced to 1.6% of gross revenues. Effective May 1, 2010, this agreement was amended and resulted in an increase to management fees payable to manager to 3.5% of gross revenues. In addition, the Company pays consulting fees of 0.5% of gross revenues to Wave, up to a $10,000 per month maximum, for advice and consulting related to the operation of the waterpark.  The Wave consulting fees are aggregated with management fee expense.  Total management fees charged to operations were $514,720 and $442,824 for the years ended December 31, 2010 and 2009, respectively. The Company had accrued management fees of $75,440 and $8,548 at December 31, 2010 and 2009, respectively.

WPH BOSTON, LLC

NOTES TO FINANCIAL STATEMENTS

(7)	Cash flow disclosures

Cash paid for interest was $-0- and $541,456 for the years ended December 31, 2010 and 2009, respectively.

The Company had the following non-cash investing and financing transactions:

•	During the year ended December 31, 2010 the Company reclassified an amount due from related party to deposits in the amount of $27,000.

•	During the year ended December 31, 2010 Hexagon exchanged $680,925 in contributions as satisfaction of a promissory note.

•	During the year ended December 31, 2010, the Company purchased property and equipment using proceeds previously wired directly to Wave in the amount of $222,778.

•	During the year ended December 31, 2009, accrued management fees of $680,925 were converted to long-term debt.

•	During the year ended December 31, 2009, proceeds from long-term debt were wired directly to Wave and classified as owner deposit for the future purchase of expenditures in the amount of $222,778.

(8)	Subsequent event

On March 21, 2011, the Company effectively transferred substantially all assets of the Hotel and waterpark at auction to a new owner. As part of the transfer, the new owner assumed all rights, title and interest in the Hotel and waterpark.  All outstanding operating liabilities were satisfied by the Company in accordance with the Agreement of Purchase and Sale and Joint Escrow Instructions. Upon closing, the Bank released all lien rights to the property in exchange for the net proceeds generated from the sale.

Management has evaluated subsequent events through June 3, 2011, which is the date the financial statements were available to be issued.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 17, 2011, Lightstone Value Plus Real Estate Investment Trust II, Inc.’s (the “Company”), Sponsor and Advisor, the Lightstone Group (the “Buyer”), made a successful auction bid to acquire a 366-room, eight-story, full-service hotel (the “Hotel”) and a 65,000 square foot water park (the “Water Park”), collectively, the “CP Boston Property”, located at 50 Ferncroft Road, Danvers, Massachusetts (part of the Boston “Metropolitan Statistical Area”) from WPH Boston, LLC (the “Seller”) for an aggregate purchase price of approximately $10.1 million, excluding closing and other related transaction costs. Pursuant to the terms of the Agreement of Purchase and Sale and Joint Escrow Instructions (the “PSA”) dated February 17, 2011, between the Buyer and the Seller, the Buyer made an earnest money deposit of approximately $1.0 million on February 18, 2011 representing 10% of the aggregate purchase price.

On March 4, 2011, the Buyer offered the Company and its other sponsored public program, the Lightstone Value Plus Real Estate Investment Trust, Inc. (“Lightstone REIT I”), through their respective operating partnerships, the opportunity to purchase, at cost, joint venture ownership interests in LVP CP Boston Holdings, LLC (“the CP Boston Joint Venture”) which will acquire the CP Boston Property through LVP CP Boston, LLC (“LVP CP Boston”), a wholly owned subsidiary, subject to the Buyer obtaining the Seller’s consent which was obtained on March 21, 2011. The Company’s Board of Directors and Lightstone REIT I’s Board of Directors approved 20% and 80% participations, respectively, in the CP Boston Joint Venture.

On March 21, 2011, the CP Boston Joint Venture closed on the acquisition of the CP Boston Property and the Company’s share of the aggregate purchase price was approximately $2.0 million. Additionally, in connection with the acquisition, the Company’s Advisor received an acquisition fee equal to 0.95% of the acquisition price, or approximately $19,000. The Company’s portion of the acquisition was funded with cash.

The CP Boston Joint Venture established a taxable subsidiary, LVP CP Boston Holding Corp., which has entered into an operating lease agreement for the CP Boston Property. At closing, LVP CP Boston Holding Corp. also entered into an interim management agreement with Sage Client 289, LLC, an unrelated third party, for the management of the Hotel and the Water Park.

The CP Boston Property was purchased “as is” and it is currently expected that approximately $10.0 million (of which approximately $2.0 million is the Company’s proportionate share) of additional renovations and improvements will be funded proportionately by the owners of CP Boston Joint Venture subsequent to the acquisition. Management of the Company believes the CP Boston Property is adequately insured.

The Seller was not affiliated with the Company or its affiliates.

The capitalization rate for the acquisition of the CP Boston Property during 2011 was 9.0%.  The Company calculates the capitalization rate for real property by dividing the net operating income of the property by the purchase price of the property, excluding costs.  For purposes of this calculation, net operating income is determined using the projected or budgeted net operating income of the property based upon then-current projections.  Additionally, net operating income is all gross revenues from the property less all operating expenses, including property taxes and management fees but excluding depreciation and amortization.

Our interest in the CP Boston Joint Venture is a non-managing interest.  All distributions from the CP Boston Joint Venture will be made on a pro rata basis in proportion to each member’s equity interest percentage.  We account for our ownership interest in the CP Boston Joint Venture in accordance with the equity method of accounting.  We commenced allocating our portion of profit and cash distributions beginning as of March 21, 2011 with respect to our membership interest of 20%.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 is presented as if the Company’s acquisition of the CP Boston Property had been completed at the beginning of the periods presented.  The acquisition of the CP Boston Property is already reflected in the Company’s historical condensed consolidated balance sheet as of March 31, 2011 included in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011.

The pro forma condensed consolidated statements of operations should be read in conjunction with the historical financial statements and notes thereto as filed in our 2010 Annual Report on Form 10-K our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, and the financial information and notes thereto of the CP Boston Property included elsewhere herein. The pro forma condensed consolidated statements of operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had we completed the above transactions on January 1, 2010, nor does it purport to represent our future operations.  In addition, the unaudited condensed consolidated pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma condensed consolidated financial statements, which we believe are reasonable under the circumstances.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2011

	Lightstone Value Plus Real Estate Investment Trust II, Inc.	CP Boston Property	Pro Forma Adjustments		Pro Forma

Revenues	$693,829	$-	$-		$693,829

Expenses	1,102,644	-	-		1,102,644

Operating loss	(408,815)	-	-		(408,815)

Other income	4,593	-	-		4,593
Interest income	9,151	-	-		9,151

Loss from investment in unconsolidated affiliated real estate entities	(150,431)	(60,820)	71,712	(a)	(130,758)
			(4,469)	(b)
			13,250	(c)

Net loss	$(545,502)	$(60,820)	$80,493		$(525,829)

Net loss per Company's common share, basic and diluted	$(0.15)				$(0.15)

Weighted average number of common shares outstanding, basic and diluted	3,598,484				3,598,484

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2010

	Lightstone Value Plus Real Estate Investment Trust II, Inc.	CP Boston Property	Pro Forma Adjustments		Pro Forma

Revenues	$-	$-	$-		$-

Expenses	1,050,833	-	-		1,050,833

Operating loss	(1,050,833)	-	-		(1,050,833)

Interest income	254,236	-	-		254,236
Gain on sale of unconsolidated real estate entity	181,259	-	-		181,259
Loss from investment in unconsolidated affiliated real estate entities	(165,150)	(5,087,786)	335,836	(a)	(213,735)
			(18,556)	(b)
			(6,402)	( c)
			4,768,446	(d)
			(40,123)	(e)

Net loss	$(780,488)	$(5,087,786)	$5,039,201		$(829,073)

Net loss per Company's common share, basic and diluted	$(0.31)				$(0.33)

Weighted average number of common shares outstanding, basic and diluted	2,539,994				2,539,994

The accompanying notes are an integral part of these consolidated financial statements.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.    Basis of Pro Forma Presentation

The pro forma condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

The unaudited pro forma condensed consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) and WPH Boston, LLC (the “CP Boston Property”) have been prepared based on the historical statements of operations for the Company for the three months ended March 31, 2011 and the year ended December 31, 2010 and for the CP Boston Property for the period from January 1, 2011 through March 21, 2011 and for the year ended December 31, 2010, after giving effect to the adjustments and assumptions described below. The Company accounts for its ownership interest in the CP Boston Joint Venture in accordance with the equity method of accounting. The Company commenced allocating its portion of profit and distributions beginning March 21, 2011 with respect to its membership interest of 20% as well as accounting for its 20% pro-forma interest at the beginning of the periods presented.

The Company and the CP Boston Property employ accounting policies that are in accordance with accounting principles generally accepted in the United States of America. In management's opinion, all material adjustments necessary to reflect fairly the pro forma results of operations of the Company and the CP Boston Property have been made.

The ongoing activity presented in these pro forma condensed consolidated statements of operations represents the Company’s revenues and expenses that include ownership of the CP Boston Property. This pro forma financial information is presented for illustrative purposes only, and is not necessarily  indicative of the consolidated operating results and consolidated financial position that might have been achieved had the transaction described above occurred on the dates indicated, nor are they necessarily indicative of the operating results and financial position that may occur in the future.

Note 2.    Pro Forma Assumptions

Pro forma adjustments:

The accompanying unaudited pro forma financial statements have been prepared as if the acquisition was completed on January 1, 2010 and reflect the following pro forma adjustments.  Since the Company accounts for its interest in the CP Boston Joint Venture as an equity investment, all adjustments are made through loss from investment in unconsolidated affiliated real estate entity at our membership interest of 20%:

a)	Reflects step-down adjustment for depreciation and amortization to reflect the Company’s basis in the fair value of the assets of the CP Boston Property.

b)	Reflects pro forma asset management fees. The Company’s advisor receives an annual asset management fee of 0.95% of the average invested assets.

c)	Reflects adjustment of management expense to reflect the Company’s agreement with a new management company.

d)
Reflects removal of loss on impairment of property and equipment and historical interest expense associated with the mortgage loan payable not assumed in conjunction with the acquisition of the CP Boston Property.

e)
Reflects pro forma acquisition fees associated with the CP Boston Property of $105,107, including an acquisition fee of 0.95% of the purchase price of the CP Boston Property payable to the Company’s advisor of $19,000.

Note 3.         Unaudited Pro Forma Earnings Per Share Data

Basic and diluted pro forma earnings per share were calculated using the weighted average shares outstanding of the Company for the three months ended March 31, 2011 and the year ended December 31, 2010.  As the pro forma statements of operations for three months ended March 31, 2011 and the fiscal year ended December 31, 2010 shows a net loss, weighted average basic and diluted shares are the same.